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                                                                EXHIBIT 10.12(A)

                                LICENSE AGREEMENT


         THIS AGREEMENT is made as of the 7th day of May, 1991, by and between GEORGIA TECH RESEARCH CORPORATION, a nonprofit Georgia corporation with offices in the Centennial Research Building, Georgia Institute of Technology, Atlanta, Georgia, ("GTRC"); and LASER ATLANTA OPTICS, INC., a company incorporated under the laws of the State of Georgia, and having its registered office in that state at 6015D Unity Drive, Norcross, Georgia 30071, ("LASER").

                              W I T N E S S E T H:

         WHEREAS, this Agreement is intended to cancel that certain License Agreement between the parties hereto, dated April 10, 1990; and

         WHEREAS, GTRC entered into an agreement with Joslin Diabetes Center whereby GTRC obtained the exclusive right to market know--how related to a method of using non-invasive instrumentation to quantitatively measure molecular changes in living human lenses for the purpose of diagnosing diabetes and precataractous conditions (the "Know-How") For the purpose of this Agreement, Know-How includes, among other things, information not in the public domain, including Confidential Information and Trade Secrets forwarded or transmitted to LASER by GTRC, Dr. Nai-Teng Yu, Dr. Sven Bursell and Joslin Diabetes Center. The system covered by the Know-How employs low power illuminations of different optical wavelengths of the lens of the eye. The spectral content of the resulting emitted light from specific sites in the lens is then acquired and analyzed providing information that can be used to detect diabetes and precataractous conditions.

         WHEREAS, GTRC desires the further commercial development of the Know-How and for such purpose has accepted the offer of LASER to collaborate with GTRC upon the terms and conditions herein contained; and

         WHEREAS, LASER desires to acquire an exclusive license, with the right to grant sublicenses to others, to commercialize products incorporating the Know-How (the "Products") and to operate and use such Products and to manufacture, having manufactured, use, market, have marketed, sell and have sold the Products; and

         WHEREAS, GTRC and LASER have agreed that in connection with such collaboration GTRC shall grant to LASER an exclusive license throughout the world (the "Territory") to manufacture, have manufactured, use, market, have marketed, sell and have sold Products incorporating the Know-How.

         NOW THEREFORE, for and in consideration of the sum of one Hundred ($100.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GTPC and LASER do hereby warrant and agree as follows:
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1.       EXCLUSIVE LICENSE

         GTRC hereby grants to LASER the exclusive, worldwide, right and license to commercialize, use and exploit the Products; to make, assemble, and use apparatus machinery, auxiliaries, and all devices for carrying such Products into practice; and to manufacture, have manufactured, use, market, have marketed, sell and have sold the Products.

         (a) GTRC hereby grants to LASER the right to grant sublicenses on such terms as are consistent with the provisions of this Agreement.

         (b) The exclusive rights and licenses herein granted shall include all inventions, improvements to, enhancements of and modifications of the Know-How and Products thereto made or conceive during the term of this Agreement which GTRC owns or controls or hereafter owns or controls and all patent applications and patents based on or covering the same which the GTRC now owns or hereafter owns or controls.

2.       REPRESENTATIONS BY GTRC

         (a) Much of the Know-How is secret, and to the best of GTRC's knowledge and belief has not been revealed to anyone except Joslin Diabetes Center and Dr. Sven Bursell, and shall not be revealed to anyone without the prior approval of LASER.

         (b) GTRC shall communicate to LASER all information and data, which may come into its possession, relating to the Know-How, but no information prominently marked "Confidential" so communicated or otherwise acquired by LASER from GTRC, save such information which is in the public domain, shall be divulged to any third party (except to employees or consultants of LASER and its sublicensees) without the prior consent of GTRC.

         (c) GTRC's and LASER' a obligations set out in this section shall survive the termination of this Agreement to the extent that such information has not entered the public domain.

         (d) GTRC has an agreement with Joslin Diabetes Center (the subcontractor) concerning the "Know-How" which provides for the sharing of royalties.

3.       PATENTS

         (a) Should LASER at any time seek and obtain Letters Patent or equivalent protection for any development arising from its use of the Know-How not in the public domain, any products covered by such Letters Patent or equivalent protection shall be deemed to be Products within the terms of this Agreement and be subject to the terms and conditions herein.

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         (b)      LASER shall advise GTRC within fourteen (14) days of lodging an application for such Letters Patent or equivalent protection, and shall keep GTRC advised of the prosecution and maintenance of such Letters Patent or equivalent protection.

4.       OWNERSHIP OF PATENTS

         All patents regarding "the Know-How" shall be the sole exclusive property of GTRC, subject to the exclusive license hereby granted GTRC shall, upon demand, execute and deliver to LASER such documents as may be deemed necessary or advisable by counsel for LASER for filing in the appropriate patent offices to evidence the granting of the exclusive license hereby granted.

5.       ROYALTIES

         LASER shall pay to GTRC:

         (a) Where the products are the subject of a Patent Application, Letters Patent or equivalent protection, a [*] price ("Net Selling Price) for each Product manufactured and sold anywhere in the world.

Net Selling price shall mean LASER's gross selling price for the Products less any of the following:

                  1) sales or excise taxes paid directly or indirectly to LASER;

                  2)       any shipping costs separately itemized by LASER;

                  3) normal and customary trade discounts, returns and allowances.

         (b)      In all other cases, a [*].

         (c) It shall be the obligation of LASER to pay all royalties due hereunder to GTRC and GTRC shall not be required to look to any other seller to recover any monies.

         (d) The obligations of LASER with respect to the payment of royalties in accordance with this Agreement shall apply with respect to all sales in any country of the Territory, notwithstanding that no letters Patent or equivalent protection shall have been obtained or be in force in that country.

6.       ACCOUNTS

         (a) LASER shall not later than the First day of March in each year furnish to GTRC a statement showing the total net sales by LASER and any approved sub-licensees during the immediately preceding calendar year, and the royalties payable thereon calculated in accordance with this Agreement.



[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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         (b)      LASER shall keep at its usual place of business true and
                  particular accounts of all matters connected with the use of the Know-How and the manufacture and sale of all Products and shall, if so requested by GTRC make available books of account relating to royalties payable hereunder containing true entries complete in every particular as may be necessary or proper for enabling the amount of such royalties to be conveniently ascertained.

7.       ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, but shall not otherwise be assigned by either party without the written consent of the other party; EXCEPT THAT GTRC shall have the right to assign this Agreement to the Georgia Institute of Technology or the Board of Regents of the University System of Georgia.

8.       NO WARRANTY

         GTRC does not nor will it assert or warrant that the Know-How or any improvement thereto is not an infringement of the rights of third parties nor that under the law of any country it will be possible to grant an exclusive license.

9.       NEW INVENTIONS

         If during the term of this Agreement GTRC, individually or collectively, makes any further improvements in such Products or Know-How or the mode of using them or becomes the owners of any new improvements either through patents or otherwise, then it shall communicate such improvements to LASER and LASER shall have the right to include the same in this Agreement without additional compensation. Provided, however, that this paragraph shall not apply to any situation in which GTRC has a contrary contractual commitment as a third party.

10.      NOTICE

         Any notice under this Agreement shall be addressed as follows:

         (a)      Georgia Tech Research Corporation
                  Centennial Research Building
                  Georgia Institute of Technology
                  Atlanta, Georgia

         (b)      Laser Atlanta Optics, Inc.
                  6015D Unity Drive
                  Norcross, Georgia 30071



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                  With a copy to:

                  Thornton W. Morris & Co., P.C.
                  1950 North Park Place
                  Suite 400
                  Atlanta, Georgia 30339

11.      FORCE MAJEURE

         Neither party shall be held in breach of this Agreement for any reason for acts or omissions caused by any act of God or other cause beyond the control of the parties, including, but not limited to, fire, floods, labor disputes, or other unforeseen circumstances.

12.      INDEMNITY

         Notwithstanding anything herein contained, LASER shall indemnify and save GTRC harmless with respect to any claims by any third party against GTRC alleging loss, damage or injury as a result only of the use by LASER or by such third party of the Products. The obligation of Indemnity shall survive Termination.

13.      TERM OF LICENSE

         Subject to Clauses 14 and 15 herein, this Agreement and the license granted hereunder shall continue in force for Fifteen (15) years from the date hereof.

14.      TERMINATION BY LASER

         LASER may terminate this Agreement by giving to GTRC at least Three (3) months notice in writing of any breach by GTRC of this Agreement which causes damage to LASER, specifying the particulars of the breach and requiring that it be rectified or made good and by a further notice if at the expiration of that period of three months, the relevant breach has not been rectified or made good WITHOUT PREJUDICE however to the right of GTRC to sue for and recover any moneys due to GTRC with respect to any previous breach by LASER of any of the provisions of this Agreement.

15.      TERMINATION BY GTRC

         GTRC may terminate this Agreement by Thirty (30) days notice in writing to LASER on the happening of any of the following events:

         (a) If LASER shall commit or allow to be committed a breach of any of the terms and conditions on its part here in contained; or

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         (b)      If LASER makes any assignment for the benefit of its
                  creditors, provided, however, that this provision shall not apply to the assignment of any rights made as collateral for new loans; or

         (c) If a receiver, liquidator or official manager is appointed with respect to LASER indicates its consent, approval of or acquiescence in any proceedings for the appointment of any such receiver, liquidator or official manager; or

         (d)      If LASER ceases to carry on its business;

         WITHOUT PREJUDICE HOWEVER to the right of GTRC to sue for and recover any money then due and to the rights of GTRC with respect to any previous breach by LASER of any of the provisions contained in this Agreement.

16.      SEVERABILITY

         A holding that a Clause of this Agreement is invalid or unenforceable shall not effect any other provisions of this Agreement.

17.      USE OF NAMES

         LASER shall not use the names of GTRC, the Georgia Institute of Technology or any affiliate or entity in any advertisement or sales material without the prior written consent of the entity or entities name in such material.

18.      INTERPRETATION

         (a) In the interpretation of this Agreement, unless the context otherwise requires, words importing the singular or plural number shall be deemed to import the plural and singular number respectively, words denoting gender shall include all genders, and references to persons shall include corporations or other bodies or vice versa.

         (b) The headings in this Agreement are included for convenience only and are not to be construed as forming part of the text or as in any way affecting the interpretation of this Agreement.

         (c) Nothing herein shall be construed as forming any sort of partnership or joint venture between GTRC and LASER. The relationship between the parties is that of licensor and licensee.

         (d) This Agreement shall be interpreted and governed in all respects by the laws of the State of Georgia.

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19.      ENTIRE AGREEMENT

         This Agreement embodies the entire Agreement between GTRC and LASER respecting the subject matter hereof and may not be modified or amended except in a writing signed by GTRC and LASER.



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         IN WITNESS WHEREOF the parties have hereunto signed this Agreement on the day hereinbefore referred to.

GEORGIA TECH RESEARCH                       LASER ATLANTA OPTICS, INC.
CORPORATION

By:  /s/ J.W. Dees                          By:  /s/ Mark A. Samuels
     ----------------------------------          -----------------------------

Typed Name:  J.W. Dees                      Typed Name:
     ----------------------------------          -----------------------------

Title:  Assistant Secretary                 Title:
     ----------------------------------          -----------------------------

Date:  May 7, 1991                          Date:
     ----------------------------------          -----------------------------

By:  /s/ R.M. Bell
     ----------------------------------

Typed Name:  R.M. Bell
     ----------------------------------

Title:  Vice President/General Manager
     ----------------------------------

Date:  May 7, 1991
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